Exhibit 10.20
MANAGEMENT EQUITY SUBSCRIPTION AGREEMENT
UNDER THE
2014 GATES INDUSTRIAL CORPORATION PLC STOCK INCENTIVE PLAN
THIS MANAGEMENT EQUITY SUBSCRIPTION AGREEMENT (the “Agreement”) by and between Gates Industrial Corporation plc, a company registered in England and Wales (the “Company”), and the individual named on the Participant Master Signature Page hereto (the “Participant”) is made on the date set forth on such Participant Master Signature Page.
WHEREAS, the Participant has been selected by the Company to invest in shares in the capital of the Company, with a nominal or par value $0.0001 (“Company Shares”) and in connection therewith will receive options to purchase Company Shares (the “Options”) pursuant to the terms set forth below and the terms of the Plan, the Option Agreement and the Shareholders Agreement; and
WHEREAS, on the terms and subject to the conditions hereof, the Participant desires to subscribe for and acquire from the Company, and the Company desires to issue and provide to the Participant, Company Shares and the Options, in each case, as set forth on the Participant Master Signature Page.
NOW, THEREFORE, in order to implement the foregoing and in consideration of the mutual representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:
1. Definitions.
1.1 Affiliate. The term “Affiliate” shall have the meaning set forth in the Plan.
1.2 AFR. The term “AFR” shall have the meaning set forth in Section 1274 of the Code.
1.3 Agreement. The term “Agreement” shall have the meaning set forth in the preface.
1.4 Board. The term “Board” means the Company’s Board of Directors.
1.5 Cause. The term “Cause” shall have the meaning set forth in the Option Agreement.
1.6 Change in Control. The term “Change in Control” shall have the meaning given to such term in the Plan.
1.7 Closing Date. The term “Closing Date” shall have the meaning set forth on the Participant Master Signature Page.
1.8 Code. The term “Code” means the Internal Revenue Code of 1986, as amended or any successor thereto.
1.9 Company. The term “Company” shall have the meaning set forth in the preface.
1.10 Company Shares. The term “Company Shares” shall have the meaning set forth in the preface.
1.11 Competitive Activity. The Participant shall be deemed to have engaged in “Competitive Activity” if the Participant is engaged as an employee, service provider or otherwise in a Competitive Business at any time (regardless of whether such conduct constitutes a Restrictive Covenant Violation).
1.12 Competitive Business. The term “Competitive Business” shall mean any business that competes with the business of the Company or any of its Subsidiaries, including, without limitation, the manufacture of power transmission belts and manufacture of fluid power products and related products and services within the geographic areas in which business is conducted by the Company or its Subsidiaries (including, without limitation, North America, Europe, Russia, the Middle East, Africa, China, India, Japan, Korea, Thailand, Indonesia, Singapore, Australia and South America and businesses and geographies which the Company or its Subsidiaries have specific plans to conduct in the future as of the date of the Participant’s termination of employment).

1.13 Cost. The term “Cost” shall mean the price per Share paid by the Participant, if any, as proportionately adjusted for all subsequent share dividends or other distributions of Shares and other recapitalizations and less the amount of any dividends or distributions received (or deemed received) by the Participant with respect to the Shares; provided that “Cost” may not be less than zero.
1.14 Detrimental Activity. The term “Detrimental Activity” shall have the meaning given to such term in the Plan.
1.15 Disability. The term “Disability” shall have the same meaning ascribed to such term in any employment, consulting or severance agreement then in effect between the Participant and the Company or any of its Subsidiaries, or, if no such agreement containing a definition of “Disability” is then in effect, or if such term is not defined therein, “Disability” shall exist at such time that, as determined by the Committee in good faith, the Participant becomes physically or mentally incapacitated and remains unable for a period of six (6) consecutive months or for an aggregate of nine (9) months in any twenty-four (24) consecutive month period to perform the Participant’s duties.
1.16 Fair Market Value. The term “Fair Market Value” shall have the meaning set forth in the Plan.
1.17 Family Group. The term “Family Group” shall have the meaning set forth in the Shareholders Agreement.
1.18 Financing Default. The term “Financing Default” means an event which would constitute (or with notice or lapse of time or both would constitute) an event of default under any of the financing documents of the Company or any of its Subsidiaries from time to time and any restrictive financial covenants contained in the organizational documents of the Company or any of its Subsidiaries.
1.19 Option Agreement. The term “Option Agreement” means the Nonqualified Stock Option Agreement, dated as of the Closing Date, between the Participant and the Company, as it may be amended or supplemented from time to time.
1.20 Plan. The term “Plan” means the 2014 Gates Industrial Corporation plc Stock Incentive Plan, as it may be amended or supplemented from time to time.
1.21 Public Offering. The term “Public Offering” shall have the meaning given to such term in the Shareholders Agreement.
1.22 Restrictive Covenant Violation. The term “Restrictive Covenant Violation” shall mean the Participant’s breach of Section 5(c), Section 5(d), Section 5(e), Section 5(f) or Section 5(g) of the Option Agreement or any similar provision to which the Participant has agreed to be bound.
1.23 Securities Act. The term “Securities Act” means the Securities Act of 1933, as amended, and all rules and regulations promulgated thereunder, as the same may be amended from time to time.
1.24 Shareholders Agreement. The term “Shareholders Agreement” means the Shareholders Agreement, dated as of the Closing Date, among the Company and the other parties thereto, as it may be amended or supplemented thereafter from time to time.
1.25 Shares. The term “Shares” means any Company Shares acquired by the Participant, including Shares issuable or issued upon the exercise of any Options.
1.26 Sponsor. The term “Sponsor” means The Blackstone Group L.P. and its Affiliates.
1.27 Subsidiary. The term “Subsidiary” shall have the meaning set forth in the Plan.
1.28 Termination Date. The term “Termination Date” means the date upon which the Participant’s employment with the Company or any of its Subsidiaries terminates for any reason.
2. Subscription for Shares; Issuance of Options.
2.1 Acquisition of Shares. Pursuant to the terms and subject to the conditions set forth in this Agreement, the Participant hereby subscribes for and agrees to acquire, and the Company hereby agrees to issue to the Participant, on the Closing Date, the number of Shares set forth on the Participant Master Signature Page in exchange for the purchase price (the “Purchase Price”) set forth on the Participant Master Signature Page.

2.2 Grant of Option. Pursuant to the terms and subject to the conditions set forth in this Agreement, the Plan and the Option Agreement, as of the Closing Date, the Company shall grant to the Participant Options to purchase the number of Shares set forth on the Participant Master Signature Page at an exercise price per Share equal to the amount set forth on the Participant Master Signature Page.
2.3 The Closing. The closing (the “Closing”) of the issuance of Shares hereunder shall take place on the Closing Date. The Participant shall deliver to the Company the Purchase Price payable by delivery of the amount in cash equal to the Purchase Price by delivery of a personal check or by wire transfer of immediately available funds.
2.4 Closing Conditions. Notwithstanding anything in this Agreement to the contrary, the Company shall be under no obligation to issue and sell to the Participant any Shares or grant the Option unless (a) the Participant is an employee of, or consultant to, the Company or one of its Subsidiaries on the Closing Date; (b) the representations of the Participant contained in Section 3 hereof are true and correct in all material respects as of the Closing Date, and (c) the Participant is not in breach of any agreement, obligation or covenant herein required to be performed or observed by the Participant on or prior to the Closing Date.
3. Investment Representations and Covenants of the Participant.
3.1 Shares and Options Unregistered. The Participant acknowledges and represents that Participant has been advised by the Company that:
(a) the offer and sale of Shares and Options have not been registered under the Securities Act;
(b) the Shares and Options must be held indefinitely and the Participant must continue to bear the economic risk of the investment in the Shares and Options unless the offer and sale of the Shares and Options are subsequently registered under the Securities Act and all applicable state securities laws or an exemption from such registration is available;
(c) there is no established market for the Shares and Options and it is not anticipated that there will be any public market for the Shares and Options in the foreseeable future;
(d) a restrictive legend in the form set forth below and the legends set forth in the Shareholders Agreement shall be placed on the certificates (if any) or entries in the register of members of the Company representing the Company Shares:
“THE SECURITIES REPRESENTED BY THIS [CERTIFICATE][ENTRY] ARE SUBJECT TO CERTAIN REPURCHASE OPTIONS AND OTHER PROVISIONS SET FORTH IN A MANAGEMENT EQUITY SUBSCRIPTION AGREEMENT AND/OR A SHAREHOLDERS AGREEMENT WITH THE ISSUER, AS AMENDED AND MODIFIED FROM TIME TO TIME, A COPY OF WHICH MAY BE OBTAINED BY THE HOLDER HEREOF AT THE ISSUER’S PRINCIPAL PLACE OF BUSINESS WITHOUT CHARGE”; and
(e) a notation shall be made in the appropriate records of the Company indicating that the Shares and Options are subject to restrictions on transfer and, if the Company should at some time in the future engage the services of a securities transfer agent, appropriate stop-transfer instructions will be issued to such transfer agent with respect to the Shares and Options.
3.2 Additional Investment Representations. The Participant represents and warrants that:
(a) the Participant is or is not an accredited investor, as described on the Participant Master Signature Page hereto;
(b) the Participant’s financial situation is such that the Participant can afford to bear the economic risk of holding the Shares and Options for an indefinite period of time, has adequate means for providing for the Participant’s current needs and personal contingencies, and can afford to suffer a complete loss of the Participant’s investment in the Shares and Options;
(c) the Participant’s knowledge and experience in financial and business matters are such that the Participant is capable of evaluating the merits and risks of the investment in the Shares and Options;

(d) the Participant understands that the Shares and Options are a speculative investment which involves a high degree of risk of loss of the Participant’s investment therein, there are substantial restrictions on the transferability of the Shares and Options and, on the Closing Date and for an indefinite period following the Closing, there will be no public market for the Shares and Options and, accordingly, it may not be possible for the Participant to liquidate the Participant’s investment in case of emergency, if at all;
(e) the terms of this Agreement provide that if the Participant ceases to be an employee of the Company or its Subsidiaries or breaches certain post-employment restrictive covenants, the Company and its Affiliates have the right to repurchase the Shares (including Shares issuable or issued upon exercise of an Option) and Options at a price which may, under certain circumstances, be less than the Fair Market Value thereof (less the applicable Option Price (as defined in the Option Agreement) in the case of Options);
(f) the Participant understands and has taken cognizance of all the risk factors related to the purchase of the Shares and Options and, other than as set forth in this Agreement, no representations or warranties have been made to the Participant or the Participant’s representatives concerning the Shares and Options or the Company or their prospects or other matters;
(g) the Participant has been given the opportunity to examine all documents and to ask questions of, and to receive answers from, the Company and its representatives concerning the Company and its Subsidiaries, the Plan, the Option Agreement, the Shareholders Agreement, the Company’s organizational documents and the terms and conditions of the purchase of the Shares and grant of the Options and to obtain any additional information which the Participant deems necessary;
(h) the Participant (i) has been advised by the Company, that the Sponsor will enter into a management services or similar agreement (the “Management Agreements”) with the Company and certain of its Affiliates (the “Company Parties”) providing for the payment of certain advisory, monitoring, transactional, oversight and similar fees and expenses to and indemnification of the Sponsor (and its and their respective employees, officers, directors, agents and advisors) by the Company Parties and (ii) waives any right such Participant may have to approve, or to claim any damages with respect to, the entry by the Company Parties into the Management Agreements or the performance by the Company Parties of their obligations thereunder; and
(i) all information which the Participant has provided to the Company and the Company’s representatives concerning the Participant and the Participant’s financial position is complete and correct as of the date of this Agreement.
4. Certain Sales Upon Termination of Employment.
4.1 Put Option
(a) If the Participant’s employment with the Company or any of its Subsidiaries is terminated by the Company or any of its Subsidiaries without Cause (or, if the Participant is party to an employment agreement with the Company or any of its Subsidiaries that provides for a resignation by the Participant for Good Reason (as defined in such employment agreement), by the Participant for Good Reason) on or prior to July 3, 2017, the Participant and the Participant’s Family Group shall have the right, subject to the provisions of Section 5 hereof, for a period of 90 days following the Termination Date, to sell to the Company, and the Company shall be required to purchase (subject to the provisions of Section 5 hereof), on one occasion from the Participant or a member of the Participant’s Family Group, all of the Participant’s Shares (other than any Shares issuable or issued upon the exercise of any Options) at a price per Share equal to Fair Market Value (measured as of the purchase date); provided that the exercise of such right may be delayed by the Company to the extent any such delay is necessary to avoid the application of adverse accounting treatment to the Company.
(b) If the Participant or the Participant’s Family Group, as applicable, desires to exercise its option to require the Company to repurchase Shares pursuant to Section 4.1(a), the Participant or the Participant’s Family Group, as applicable, shall send written notice to the Company setting forth the intention to sell all the Shares pursuant to Section 4.1(a) (the “Put Notice”). Subject to the provisions of Section 5, the closing of the purchase shall take place at the principal office of the Company on a date specified by the Company no later than the 30th day after the giving of such notice. The Put Notice shall not be effective unless received prior to the date of a Public Offering or Change in Control in connection with which the Shares are sold or exchanged for cash or publicly-traded securities.

4.2 Call Option.
(a) If the Participant’s employment with the Company or any of its Subsidiaries terminates for any reason or in the event of a Restrictive Covenant Violation or the Participant’s engaging in Competitive Activity, the Company shall have the right and option, but not the obligation, to purchase any or all of the Participant’s Shares (whether issuable or issued upon exercise of the Option or acquired pursuant to this Agreement) and/or Options during any of the one year periods commencing immediately following each of (1) the Termination Date, (2) the date of receipt of the Shares following exercise of the Option and (3) the date on which Competitive Activity or a Restrictive Covenant Violation occurs (or, in each case, such later date as is necessary in order to avoid , in the judgment of the Company, the application of adverse accounting treatment to the Company), in each case, at a price per Share equal to the applicable purchase price determined as follows (it being understood that if Shares or Options subject to repurchase hereunder may be repurchased at different prices, the Company may elect to repurchase only the portion of the Shares or Options subject to repurchase hereunder at the lower price):
A. Death or Disability. If the Participant’s employment with the Company or any of its Subsidiaries is terminated (x) due to the death of the Participant or (y) by the Company or any of its Subsidiaries as a result of the Disability of the Participant, then the purchase price per Share will be Fair Market Value (measured as of the purchase date) (less, in the case of Options, the Option Price);
B. Termination for Cause; Voluntary Resignation when Grounds Exist for Cause. If the Participant’s employment with the Company or any of its Subsidiaries is terminated (x) by the Company or any of its Subsidiaries for Cause or (y) by the Participant at a time when grounds exist for a termination by the Company or any of its Subsidiaries for Cause, then the purchase price per Share will be the lesser of (A) Fair Market Value (measured as of the purchase date) and (B) Cost (in each case, less, in the case of Options, the Option Price);
C. Termination without Cause; Other Voluntary Resignation. If the Participant’s employment with the Company or any of its Subsidiaries is terminated (x) by the Company or any of its Subsidiaries without Cause or (y) by the Participant under circumstances where Sections 4.2(a)(A) and (B) do not apply, then the purchase price per Share will be Fair Market Value (measured as of the purchase date) (less, in the case of Options, the Option Price);
D. Restrictive Covenant Violation. If a Restrictive Covenant Violation occurs, then the purchase price per Share will be the lesser of (A) Fair Market Value (measured as of the purchase date) and (B) Cost (in each case, less, in the case of Options, the Option Price); or
E. Competitive Activity. In the event the Participant engages in Competitive Activity not constituting a Restrictive Covenant Violation, then the purchase price per Share will be Fair Market Value (measured as of the purchase date) (less, in the case of Options, the Option Price).
The Call Option (except in the case of any event described in Sections 4.2(a)(B) and (D)) shall expire upon the occurrence of a Public Offering or a Change in Control in which the Sponsor ceases to own any Shares.
(b) If the Company desires to exercise its option to purchase such Shares or Options pursuant to Section 4.2(a), the Company shall, not later than the expiration of the applicable period set forth in Section 4.2(a), send written notice to the Participant of its intention to purchase Shares and/or Options, specifying the number of Shares and/or Options to be purchased (the “Call Notice”). Subject to the provisions of Section 5, the closing of the purchase shall take place at the principal office of the Company on a date specified by the Company no later than the 30th day after the giving of the Call Notice.
(c) Notwithstanding the foregoing, if the Company elects not to exercise its option to purchase Shares and/or Options pursuant to this Section 4.2, the Sponsor may elect to purchase such Shares and/or Options on the same terms and conditions set forth in this Section 4.2 by providing written notice to the Participant of its intention to purchase Shares and/or Options at any time prior to the 30th date after the expiration of the Company’s applicable call window.
4.3 Obligation to Sell Several. If there is more than one member of the Participant’s Family Group, the failure of any one member thereof to perform its obligations hereunder shall not excuse or affect the obligations of any other member thereof, and the closing of the purchases from such other members by the Company shall not excuse, or constitute a waiver of its rights against, the defaulting member.

5. Certain Limitations on the Company’s Obligations to Purchase Shares/ Options.
5.1 Deferral of Purchases.
(a) Notwithstanding anything to the contrary contained herein, the Company shall not be obligated to purchase any Shares or Options at any time pursuant to Section 4, regardless of whether it has delivered a Call Notice or received a Put Notice, (i) to the extent that the purchase of such Shares and/or Options would result in (A) a violation of any law, statute, rule, regulation, policy, order, writ, injunction, decree or judgment promulgated or entered by any federal, state, local or foreign court or governmental authority applicable to the Company or any of its Subsidiaries or any of its or their property or (B) after giving effect thereto, a Financing Default, (ii) if immediately prior to such purchase there exists a Financing Default which prohibits such purchase, or (iii) to the extent that there is a lack of available cash on hand of the Company and insufficient cash is available to the Company. The Company shall, within fifteen (15) days of learning of any such fact, so notify the Participant that it is not obligated to purchase hereunder.
(b) Notwithstanding anything to the contrary contained herein, any Shares and/or Options which the Company elects or is required to purchase, but which in accordance with Section 5.1(a) is not purchased at the applicable time provided in Section 4, shall be purchased by the Company (x) by delivery of a promissory note for the applicable purchase price payable at such time as would not result in a Financing Default, bearing interest at the prime lending rate in effect as of the date of the exercise of the call right or put right, as applicable, or at the applicable AFR at such time, if greater; or (y) if purchase by delivery of a promissory note as described in clause (x) is not permitted due to the terms of any outstanding Company or Subsidiary indebtedness, or otherwise, then, for the applicable purchase price (measured as of the actual purchase date) on or prior to the fifteenth (15th) day after such date or dates that the purchase of such Shares and/or Options are no longer prohibited under Section 5.1(a) and the Company shall give the Participant five (5) days’ prior notice of any such purchase.
(c) Notwithstanding anything to the contrary contained herein, at any time during the 10 day period following the expiration of the 15 day period referred to in the last sentence of Section 5.1(a), the Participant or the Participant’s Family Group may withdraw the Shares subject to the put option described in Section 4.1 and, in the case of a previously exercised put option, the closing of such put transaction shall be suspended during such 10 day period and such transaction shall be cancelled if the Participant or the Participant’s Family Group withdraws the Shares.
5.2 Payment for Shares. If at any time the Company elects, or is required, to purchase any Shares pursuant to Section 4, unless otherwise provided for herein, the Company shall pay the purchase price for the Shares it purchases (i) first, by the cancellation of any indebtedness owing from the Participant to the Company or any of its Subsidiaries, if any, and (ii) then, by the Company’s delivery of a check or wire transfer of immediately available funds for the remainder of the purchase price, if any, against delivery of the certificates or other instruments representing the Shares so purchased, duly endorsed.
5.3 Repayment of Proceeds. If the Participant engages in Detrimental Activity (for these purposes, clause (i) of such definition shall be subject to materiality) while employed by the Company or any of its Subsidiaries or during the Post-Termination Period (as such term is defined in the Participant’s employment agreement with the Company or any of its Subsidiaries, or if no such agreement exists or such term is not defined therein, as such term is defined in the Participant’s nonqualified stock option agreement with the Company) and such activity is, or could reasonably be expected to be, injurious to the financial condition or business reputation of the Company or any of its Subsidiaries or Affiliates, then the Participant shall be required to pay to the Company, within 10 business days of the Company’s request to the Participant therefor, an amount equal to the excess, if any, of (A) the aggregate after-tax proceeds (taking into account all amounts of tax that would be recoverable upon a claim of loss for payment of such proceeds in the year of repayment) the Participant received upon the sale or other disposition of, or dividend or distributions in respect of, Shares or Options over (B) the aggregate Cost for such Shares or Options. Any reference in this Agreement to grounds existing for a termination for Cause shall be determined without regard to any notice period, cure period or other procedural delay or event required prior to finding of, or termination for, Cause. The foregoing remedy shall not be exclusive.

6. Miscellaneous.
6.1 Transfers to Permitted Transferees. Prior to the transfer of Shares, to the extent permitted under the terms of the Shareholders Agreement, the Participant shall deliver to the Company a written agreement of the proposed transferee (a) evidencing such person’s undertaking to be bound by the terms of this Agreement and (b) acknowledging that the Shares transferred to such person will continue to be Shares for purposes of this Agreement in the hands of such person. Any transfer or attempted transfer of Shares in violation of any provision of this Agreement or the Shareholders Agreement shall be void, and the Company shall not record such transfer on its books or treat any purported transferee of such Shares as the owner of such Shares for any purpose.
6.2 Recapitalizations, Exchanges, Etc. Affecting Shares. The provisions of this Agreement shall apply, to the full extent set forth herein with respect to Shares, to any and all securities of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in exchange for, or in substitution of the Shares, by reason of any dividend payable in Company Shares, issuance of Company Shares, combination, recapitalization, reclassification, merger, consolidation or otherwise.
6.3 Participant’s Employment by the Company; Other Employment Terms. (a) Nothing contained in this Agreement shall be deemed to obligate the Company or any Subsidiary of the Company to employ the Participant in any capacity whatsoever or to prohibit or restrict the Company (or any such Subsidiary) from terminating the employment of the Participant at any time or for any reason whatsoever, with or without Cause.
[(b) The Participant acknowledges and agrees that, notwithstanding anything to the contrary in the Participant’s employment agreement or offer letter with the Company or any of its Subsidiaries or The Annual Bonus Incentive Plan of Pinafore Holdings B.V., as amended from time to time (the “ABIP”), or any other similar agreement, plan or arrangement, (i) any amendment to or modification or termination of the ABIP on and after July 3, 2014 and (ii) the transactions and events and any changes or modifications to the terms and conditions of the Participant’s employment and/or to the amount, terms or conditions of the Participant’s compensation, rights and benefits, in each case, in connection with, arising out of or related to the consummation of the transactions contemplated by that certain Share Purchase Agreement, dated as of April 4, 2014, among Pinafore Holdings B.V., Omaha Acquisition Inc., Pinafore Coöperatief U.A., and the other parties thereto, as it may be amended or supplemented from time to time (the “SPA”), this Agreement or any other agreement referenced herein, shall not constitute grounds for good reason, constructive termination, severance or any other similar termination provision or right, to the extent applicable, under the Participant’s employment agreement, offer letter or other similar agreement with the Company or any of its Subsidiaries. For the avoidance of doubt, Section 6.3(b)(ii) shall not apply to changes to the terms and conditions of the Participant’s employment and/or changes to the amount, terms or conditions of the Participant’s compensation, rights and benefits, in each case, that may arise on and after the date of this Agreement other than in connection with, arising out of or relating to the consummation of the transactions contemplated by the SPA, this Agreement or any other agreement referenced herein.] [Not applicable to Agreements with our Named Executive Officers executed after March 30, 2015.]
6.4 Cooperation. The Participant agrees to cooperate with the Company in taking action reasonably necessary to consummate the transactions contemplated by this Agreement and the other agreements referenced herein.
6.5 Binding Effect. The provisions of this Agreement shall be binding upon and accrue to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns; provided, however, that no transferee shall derive any rights under this Agreement unless and until such transferee has executed and delivered to the Company a valid undertaking and becomes bound by the terms of this Agreement; and provided further that the Sponsor is a third party beneficiary of this Agreement and shall have the right to enforce the provisions hereof.
6.6 Amendment; Waiver. This Agreement may be amended only by a written instrument signed by the parties hereto; provided that the Company may amend this Agreement, in its sole discretion, to the extent such amendment is not materially adverse to the Participant’s rights hereunder. No waiver by any party hereto of any of the provisions hereof shall be effective unless set forth in a writing executed by the party so waiving.
6.7 Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the Cayman Islands, without regard to conflicts of law principles thereof.

6.8 Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given when personally delivered, telecopied (with confirmation of receipt), one day after deposit with a reputable overnight delivery service (charges prepaid) and three days after deposit in the U.S. Mail (postage prepaid and return receipt requested) to the address set forth below or such other address as the recipient party has previously delivered notice to the sending party.
(a) If to the Company:
Gates Industrial Corporation plc
c/o Gates Corporation
1144 Fifteenth Street, Suite 1400
Denver, Colorado 80202
Attention: General Counsel
Fax: (303) 744-4500
with a copy (which shall not constitute notice) to:
c/o The Blackstone Group, L.P.
345 Park Avenue
New York, New York 10154
Attention: Neil P. Simpkins
Fax: (212) 583-5257
and
Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, NY 10017-3954
Attn: Gregory Grogan
Fax: (212) 455-2502
(b) If to the Participant, to the address as shown on the personnel records of the Company.
6.9 Integration. This Agreement and the documents referred to herein or delivered pursuant hereto which form a part hereof contain the entire understanding of the parties with respect to the subject matter hereof and thereof. There are no restrictions, agreements, promises, representations, warranties, covenants or undertakings with respect to the subject matter hereof other than those expressly set forth herein and therein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter, other than as specifically provided for herein.
6.10 Counterparts. This Agreement may be executed in separate counterparts, and by different parties on separate counterparts each of which shall be deemed an original, but all of which shall constitute one and the same instrument.
6.11 Injunctive Relief; Specific Performance. The Participant and any permitted transferee each acknowledges and agrees that a violation of any of the terms of this Agreement will cause the Company irreparable injury for which adequate remedy at law is not available. Accordingly, it is agreed that the Company shall be entitled to (without posting a bond) an injunction, restraining order or other equitable relief to prevent breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof in any court of competent jurisdiction in the United States or any state thereof, in addition to any other remedy to which it may be entitled at law or equity.
6.12 Rights Cumulative; Waiver. The rights and remedies of the Participant and the Company under this Agreement shall be cumulative and not exclusive of any rights or remedies which either would otherwise have hereunder or at law or in equity or by statute, and no failure or delay by either party in exercising any right or remedy shall impair any such right or remedy or operate as a waiver of such right or remedy, nor shall any single or partial exercise of any power or right preclude such party’s other or further exercise or the exercise of any other power or right. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any preceding or succeeding breach and no failure by either party to exercise any right or privilege hereunder shall be deemed a waiver of such party’s rights or privileges hereunder or shall be deemed a waiver of such party’s rights to exercise the same at any subsequent time or times hereunder.
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This Management Equity Subscription Agreement between
the Company and the Participant named on the Participant
Master Signature Page hereto is dated and executed as of the date set forth on such Participant Master Signature Page.
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